UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2021

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 16, 2021, the Board of Directors (the “Board”) of American Virtual Cloud Technologies, Inc. (the “Company”) appointed Darrell Mays as the Company’s Chief Executive Officer, replacing Xavier Williams. Mr. Williams continues to serve as a director of the Company, and was elected as a Vice Chairman of the Board, and is expected to serve in those capacities through September 1, 2021.

Effective as of July 21, 2021, the Board appointed Kevin Keough as the Company’s President, and Michael Dennis, who had served as the Company’s Chief Operating Officer since December 1, 2020, departed the Company. Also on that date, the Board elected Lawrence E. Mock, Jr., a member of the Board, as Chairman of the Board, replacing Mr. Mays in that role, and appointed Dr. Robert Willis as an additional director, and as a Vice Chairman – Capital Markets.

Mr. Mays, age 57, has served on the Board since July 2017 and previously served as the Company’s Chief Executive Officer from April 2016 until September 30, 2020. Mr. Mays has served as a Managing Partner of the SPAC Operations Group at Navigation Capital Partners, Inc. (“Navigation”) since September 2020. An affiliate of Navigation is a significant stockholder of the Company. Mr. Mays was the Founder and Chief Executive Officer of nsoro, a turnkey wireless installation services provider, from 2003 to 2008, which was acquired by MasTec, Inc. in August 2008, and continued to serve as an executive of MasTec following that acquisition. Mr. Mays holds a Bachelor of Arts degree in Business from Georgia State University.

Kevin Keough, age 61, has served as Managing Director, Operations, for Navigation since March 2021. Prior to joining Navigation, from October 2020 to March 2021, Mr. Keough was an independent management consultant, serving clients on a range of consulting engagements. From October 2017 to September 2020, he was the Managing Director and Head of Post-Acquisition for Investcorp’s North American Private Equity Group. Prior to joining Investcorp, from 2006 to September 2017 he had been with Arcapita Investment Management and its predecessor firm, Arcapita Inc., ultimately serving in the role of Managing Director and Global Head of Portfolio Management. Before his move into private equity, Mr. Keough spent seven years as a senior executive with FirstEnergy Corporation, a public energy company headquartered in Akron, Ohio. During this period, he held several corporate strategic planning and shared services roles, and served as President of the Ohio Edison Company. He had been a Management Consultant for ten years in the Cleveland Office of McKinsey & Company, Inc, serving as a partner and leader in the Firm’s North American Energy Practice. Mr. Keough holds an MBA from Stanford Graduate School of Business and a BS in Engineering Mechanics, with honors, from the United States Military Academy at West Point.

Dr. Robert Willis, age 52, has served as a Managing Partner of the SPAC Operations Group at Navigation since April 2020 Dr. Willis previously served as the Company’s President from April 2016 until the completion of its initial business combination with Computex in April 2021. Dr. Willis became the President of nsoro in 2007 and served in that capacity until its acquisition by MasTec in 2008 and, following its acquisition, served in an advisory role from 2010 through July 2016. From December 2013 until December 2015, Dr. Willis served as Chairman of U.S. Shale Solutions, Inc., a shale services company which he founded in 2013. Prior to nsoro, Dr. Willis served as Chief Executive Officer of Foxcode Inc., a merchant-banking firm. In July 2004, Dr. Willis founded Gaming VC, S.A., an online gaming enterprise which completed a GBP 81 million initial public offering in London in 2004, and served as a member of its board and as its Finance Director until 2007. Prior to that, Dr. Willis was the founder and Chief Executive Officer of Alpine Computer Systems, Inc., a systems integration engineering company established in the 1980s that grew rapidly and was acquired by Delphi Group plc. in 1996, at which time he became Senior Vice President and Chief Information Officer of the parent company. Dr. Willis was awarded a Doctorate in Humane Letters (Hon.) from Newbury College in Boston, MA, in May 2001.

On July 16, 2021, the Company and Mr. Williams entered into a separation agreement and release (the “Separation Agreement”), setting forth the terms of Mr. Williams’ departure from the Company, effective as of the eight day following such date (the “Effective Date”). Pursuant to the terms of the Separation Agreement, Mr. Williams will be entitled to receive, among other things, (i) a severance payment in an amount equal to his current base salary of $600,000, payable in two equal installments on or before July 31, 2021 and November 30, 2021, (ii) an amount equal to $448,767.12, which represents a pro rata portion of Mr. Williams’ annual bonus for 2021, payable on or before November 30, 2021, and (iii) the cost of Mr. Williams’ and his dependents’ coverage under COBRA for a 12-month period. The Separation Agreement also provides that 125,000 of Mr. Williams’ unvested restricted stock units will vest immediately on the Effective Date, and terminates the non-compete covenant (but not the non-solicitation of employee covenant) contained in the employment agreement between the Company and Mr. Williams.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 22, 2021, the Company issued a press release regarding, among other things, the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Separation Agreement and Release between the Company and Xavier Williams.
99.1	Press Release dated July 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: July 22, 2021

4